Exhibit 8.1

PRINCIPAL SUBSIDIARIES AND VARIABLE INTEREST ENTITIES OF NETEASE, INC.

Subsidiaries:	Jurisdiction of Incorporation
NetEase Interactive Entertainment Limited	British Virgin Islands

NetEase Media, Inc.	Cayman Islands

HQG, Inc.	Cayman Islands

Youdao, Inc.	Cayman Islands

NetEase E-commerce, Inc. (previously named Yanxuan, Inc.)	Cayman Islands

NetEse Yanxuan, Inc. (previously named Miaode.com, Inc.)	Cayman Islands

Cloud Village Inc.	Cayman Islands

NetEase (Hong Kong) Limited	Hong Kong

Hong Kong NetEase Interactive Entertainment Limited	Hong Kong

NetEase Media (Hong Kong) Limited	Hong Kong

HQG, Limited	Hong Kong

Youdao (Hong Kong) Limited	Hong Kong

Yanxuan (Hong Kong) Limited	Hong Kong

Cloud Village Limited	Hong Kong

Guangzhou Boguan Telecommunication Technology Co., Ltd.	People’s Republic of China

NetEase Information Technology (Beijing) Co., Ltd.	People’s Republic of China

NetEase Youdao Information Technology (Beijing) Co., Ltd.	People’s Republic of China

Hangzhou Langhe Technology Co., Ltd.	People’s Republic of China

NetEase (Hangzhou) Network Co., Ltd.	People’s Republic of China

NetEase Media Technology (Beijing) Co., Ltd.	People’s Republic of China

Hangzhou Youmai Technology Co., Ltd.	People’s Republic of China

NetEase Kaola (Hangzhou) Technology Co., Ltd.	People’s Republic of China

Hangzhou NetEase Yanxuan Trading Co., Ltd.	People’s Republic of China

Hangzhou NetEase Zaigu Technology Co., Ltd.	People’s Republic of China

Tianjin Wang Zhi Yi Innovation and Technology Co., Ltd.	People’s Republic of China

Hangzhou NetEase Cloud Music Technology Co., Ltd.	People’s Republic of China

Variable Interest Entities:	Jurisdiction of Incorporation
Guangzhou NetEase Computer System Co., Ltd.(1)	People’s Republic of China

Beijing NetEase Media Co., Ltd. (previously named Beijing Guangyitong Advertising Co., Ltd.)	People’s Republic of China

Hangzhou NetEase Leihuo Network Co., Ltd. (previously named Hangzhou Leihuo Network Co., Ltd.)	People’s Republic of China

Beijing NetEase Youdao Computer System Co., Ltd.	People’s Republic of China

Shanghai NetEase MineWorld Network Technology Co., Ltd.	People’s Republic of China

(1)                                 Guangzhou NetEase Computer System Co., Ltd. also has a wholly-owned subsidiary, Wangyibao Co., Ltd., which is incorporated under the laws of the People’s Republic of China.

(2)                                 Starting in August 2008, Blizzard Entertainment, Inc. (together with its affiliated companies, referred to as Blizzard) agreed to license certain online games to Shanghai EaseNet Network Technology Co., Ltd. for operation in the PRC.  Shanghai EaseNet Network Technology Co., Ltd. is a People’s Republic of China company owned by William Lei Ding, our Chief Executive Officer, director and major shareholder and has contractual arrangements with the joint venture established between, and owned equally by, Blizzard and us, and with us.  The joint venture was established concurrently with the licensing of games from Blizzard in August 2008 and provides technical services to Shanghai EaseNet Network Technology Co., Ltd.